Exhibit 99.1

FOR IMMEDIATE RELEASE
September 26, 2012

Columbia Contacts:	Melanie J. Dressel, President and
Chief Executive Officer
(253) 305-1911

Clint E. Stein, Executive Vice President and
Chief Financial Officer
(253) 593-8304

West Coast Contact:	Robert D. Sznewajs, President and
Chief Executive Officer
(503) 598-3243

COLUMBIA BANKING SYSTEM AND WEST COAST BANCORP AGREE TO MERGE

The combination will create the

Premier Pacific Northwest Community Banking Franchise

Tacoma, Washington and Lake Oswego, Oregon, September 26, 2012. Columbia Banking System, Inc. (NASDAQ: COLB, “Columbia”) and West Coast Bancorp (NASDAQ: WCBO, “West Coast”) today jointly announced that the companies have agreed to combine their two leading Pacific Northwest community bank franchises in a transaction valued at approximately $506 million. The combined company will have approximately $7.2 billion in assets with over 150 branches throughout Washington and Oregon and will rank number 1 in deposit market share amongst commercial community banks in the combined states of Washington and Oregon.

“We are very pleased that West Coast has agreed to join and grow with Columbia,” said Melanie J. Dressel, President and Chief Executive Officer of Columbia. “We see this as an exciting opportunity for both companies, our shareholders, customers and employees to create the Premier Community Banking Franchise in the Pacific Northwest. On a combined basis, we will have extensive coverage throughout Washington and Oregon, including serving all major MSAs.”

Robert D. Sznewajs, President and Chief Executive Officer of West Coast commented, “This merger is a rare fit of two high quality organizations with similar business models, cultures and values. We think the transaction will provide outstanding benefits to our customers, communities, shareholders, and other constituencies, along with enhancing our proven approach to community banking.”

The merger is expected to be immediately accretive to Columbia’s earnings per share with an IRR in excess of 15%. Anticipated cost savings are expected to be approximately 25% of the operating expense base of West Coast, with 50% being realized in 2013 and 100% being realized thereafter.

The transaction is expected to be completed in the first quarter of 2013, after obtaining the approval of the shareholders of each company and receipt of necessary regulatory approvals. The agreement was unanimously approved by the Board of Directors of each company. In addition, shareholders of West Coast owning or controlling approximately 22% in the aggregate of the currently outstanding shares of West Coast have already agreed to vote in favor of the merger.

Under the terms of the merger agreement West Coast shareholders can elect, subject to allocation procedures, to receive either Columbia common stock, cash, or a combination of both stock and cash for each share of West Coast stock. Aggregate consideration offered in exchange for all of West Coast’s capital securities consists of a fixed amount of cash totaling approximately $264.5 million and a fixed amount of Columbia common stock totaling approximately 12.8 million shares. The value received by West Coast shareholders on a per share basis will fluctuate based on Columbia’s stock price. Based on Columbia’s closing stock price of $18.85 on September 25, West Coast shareholders would have received consideration valued at approximately $23.10 per share. West Coast shareholders will own approximately 24% of the common stock of the combined company.

One independent member of West Coast’s current Board of Directors will be invited to join Columbia’s Board of Directors. Mr. Sznewajs will assist with the transition process and plans to retire after the integration is successfully underway. Hadley S. Robbins, West Coast’s current Chief Credit Officer, will become the Group Manager for the State of Oregon for Columbia Bank after the close of the transaction, with responsibilities for all commercial and retail banking operations within the State.

Columbia was advised in this transaction by Keefe, Bruyette & Woods, Inc., as financial advisor and Graham & Dunn PC, as legal counsel. West Coast was advised by Sandler O’Neill + Partners, L.P., as financial advisor and Wachtell, Lipton, Rosen & Katz, as legal counsel.

Conference Call: Wednesday, September 26th at 9 a.m. PDT

Columbia and West Coast will hold a joint conference call regarding this announcement today, Wednesday, September 26, 2012 at 9:00 a.m. PDT. Those wishing to participate in the call may dial (866) 378-3802; Conference ID code #34476274. The investor presentation for this transaction can be accessed at Columbia’s website at www.columbiabank.com and clicking on the West Coast Bank logo in the lower right hand corner of the home page. A replay of the call will be available through midnight PDT October 26, 2012 by calling (855) 859-2056 and entering Conference ID code #34476274.

About Columbia

Headquartered in Tacoma, Washington, Columbia Banking System, Inc. is the holding Company of Columbia State Bank, a Washington state-chartered full-service commercial bank. For the sixth consecutive year, the bank was named in 2012 as one of Puget Sound Business Journal’s “Washington’s Best Workplaces.”

Columbia Banking System has 101 banking offices, including 76 branches in Washington State and 25 branches in Oregon. Columbia Bank does business under the Bank of Astoria name in Astoria, Warrenton, Seaside, Cannon Beach, Manzanita and Tillamook in Oregon. More information about Columbia can be found on its website at www.columbiabank.com.

About West Coast

West Coast Bancorp is a publicly held, Northwest bank holding company headquartered in Oregon with $2.4 billion in assets, and the parent company of West Coast Bank and West Coast Trust Company, Inc. West Coast Bank operates 58 branches in Oregon and Washington. The Company serves clients who seek the resources, sophisticated products and expertise of larger financial institutions, along with the local decision-making, market knowledge, and customer service orientation of a community bank. The Company offers a broad range of banking, investment, fiduciary and trust services. For more information, please visit the Company web site at www.wcb.com.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Columbia’s or West Coast’s performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and neither Columbia nor West Coast assumes any duty to update forward looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Columbia and West Coast, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the possibility that the merger does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; (ii) changes in Columbia’s stock price before closing, including as a result of the financial performance of West Coast prior to closing, or more generally due to broader stock market movements, and the performance of financial companies and peer group companies, (iii) the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Columbia and West Coast operate; (iv) the ability to promptly and effectively integrate the businesses of Columbia and West Coast; (v) the reaction to the transaction of the companies’ customers, employees and counterparties; and (vi) diversion of management time on merger-related issues. For more information, see the risk factors described in each of Columbia’s and West Coast’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (the “SEC”).

Annualized, pro forma, projected and estimated numbers and percentages are used for illustrative purposes only, are not forecasts and may not reflect actual results.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the proposed transaction, Columbia will file with the SEC a Registration Statement on Form S-4 that will include a Joint Proxy Statement of Columbia and West Coast and a Prospectus of Columbia, as well as other relevant documents concerning the proposed transaction. Shareholders of Columbia and West Coast are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus regarding the transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. The Joint Proxy Statement/Prospectus and other relevant materials (when they become available) filed with the SEC may be obtained free of charge at the SEC’s Website at http://www.sec.gov. Shareholders are urged to read the Joint Proxy Statement and the other relevant materials before voting on the transaction.

Investors will also be able to obtain these documents, free of charge, from West Coast by accessing West Coast’s website at www.wcb.com under the heading “Investor Relations” or from Columbia at www.columbiabank.com under the tab “About Us” and then under the heading “Investor Relations.” Copies can also be obtained, free of charge, by directing a written request to Columbia Banking System, Inc., Attention: Corporate Secretary, 1301 A Street, Suite 800, Tacoma, Washington 98401-2156 or to West Coast Bancorp, 5335 Meadows Road, Suite 201, Lake Oswego, Oregon 97035.

PARTICIPANTS IN THE SOLICITATION

West Coast and Columbia and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of West Coast and Columbia in connection with the merger. Information about the directors and executive officers of West Coast and their ownership of West Coast common stock is set forth in the proxy statement for West Coast’s 2012 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 13, 2012. Information about the directors and executive officers of Columbia and their ownership of Columbia common stock is set forth in the proxy statement for Columbia’s 2012 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 22, 2012. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Joint Proxy Statement regarding the merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

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